U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

JULY 21, 2010

Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO	84-0872291
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01   NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

Mesa Laboratories, Inc., on July 21, 2010, received a letter from Nasdaq informing the Company that due to the resignation of Mr. Paul D. Duke from its Board of Directors effective as of July 7, 2010, the Company no longer complies with Nasdaq’s independent director requirements as set forth in Listing Rule 5605.  Per Nasdaq Listing Rule 5605(b)(1), the company will be provided a cure period that will last until January 3, 2011, to provide evidence of compliance.

The Company’s Board of Directors is currently beginning the process of seeking out a new independent director to replace Mr. Duke, and expects to appoint a new independent director to regain compliance with the Nasdaq rule before the deadline set for regaining compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.
(Issuer)

DATED: July 21, 2010	BY:	/s/ John J. Sullivan

John J. Sullivan, Ph.D.
Chief Executive Officer, President, Treasurer and Director